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                                                                    EXHIBIT 99.1


(NORTHERN BORDERS PARTNERS, L.P. LOGO)          News        13710 FNB Parkway
                                                Release     Omaha, NE 68154-5200

                                                For Further Information
                                                Contact:

                                                Media Contact:
                                                Beth Jensen
                                                (402) 492-3400

                                                Investor Contact:
                                                Ellen Konsdorf
                                                (877) 208-7318



NORTHERN BORDER PARTNERS, L.P. ANNOUNCES ENRON'S PUHCA
HEARING AND TIMING OF PARTNERSHIP'S DISTRIBUTION

FOR IMMEDIATE RELEASE:  Friday, January 16, 2004

         OMAHA - Northern Border Partners, L.P. (NYSE - NBP) today announced that a hearing date on or about February 2, 2004 has been set by the Securities and Exchange Commission for Enron's pending application for exemption from the Public Utility Holding Company Act of 1935 ("PUHCA"). On December 31, 2003, Enron and other related entities filed an application under Section 3(a)(4) of PUHCA. An applicant and its subsidiaries are entitled to a temporary exemption pursuant to Section 3(c) of PUHCA upon the filing of an application in good faith until the SEC has acted on the application.

         As disclosed previously, if Enron does not qualify for an exemption under PUHCA it must register as a holding company. PUHCA imposes a number of restrictions on the operations of registered holding company systems that would affect Enron and its subsidiaries, including Northern Plains Natural Gas Company and Pan Border Gas Company, two of the general partners of Northern Border Partners. Additionally, because of the voting interest held by Enron through its general partner interests in Northern Border Partners, the Partnership and


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certain of its subsidiaries would also presumptively become subsidiaries within the Enron holding company system.

         Under the Partnership's current practices, the next distribution is expected to be declared by January 20, 2004, payable on February 13, 2004. Given the hearing in early February, it is possible that Enron could be required to register under PUHCA before February 13. Because of this possibility, the Partnership does not intend to declare the distribution until Enron has been granted its exemption. If Enron is required to register, the Partnership may need to obtain SEC authority to declare and pay distributions. While the Partnership cannot predict the timing or the outcome of the SEC actions, it believes that the SEC routinely grants permission for non-utility affiliates of a holding company (such as the Partnership) to pay distributions in the normal course of business.

         "It is important to note that, while the Partnership's Policy Committee does not expect to declare the distribution on January 20th, the Partnership intends to pay its full distribution for the quarter ended December 31, 2003 once any requisite SEC authority is received," said Bill Cordes, chairman and chief executive officer of Northern Border Partners. "If the Partnership becomes subject to PUHCA, we will make every effort to obtain any required authority as soon as possible."

         For additional information please refer to the Management's Discussion and Analysis of Financial Condition and Results of Operations section of our quarterly reports on Form 10-Q for the periods ended March 31, 2003, June 30, 2003 and September 30, 2003 and in our 8-Ks filed April 17, 2003 and December 31, 2003.


This press release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Northern Border Partners, L.P. believes that its expectations are based on reasonable assumptions, it can give no assurance that such expectations will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements include natural gas development in the Western Canadian Sedimentary Basin; the rate of development of gas fields near the Partnership's natural gas gathering systems in the Powder River, Wind River, and Williston Basins; regulatory actions and receipt of expected regulatory clearances; competitive conditions in the overall natural gas and electricity markets; performance of contractual obligations by the shippers; prices of natural gas and natural gas liquids; developments in the voluntary petition for bankruptcy including Enron's formation of CrossCountry Energy, of which Northern Plains and Pan Border would be a part; potential regulation under Public Utility Holding Company Act; inability to or delay in obtaining requisite approvals for declaration and payment of distributions; actions by rating agencies; our ability to renegotiate gathering contracts with producers; our ability to control operating costs; and conditions in the capital markets and our ability to access the capital markets.


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